Exhibit 10.8B.1

                      TERMINATION AND SETTLEMENT AGREEMENT

     THIS TERMINATION AND SETTLEMENT AGREEMENT (the "Agreement") is made and entered into as of this 3rd day of February, 1999, by and between a Monetary Advancement International, Inc., a ___________________ Corporation whose business address is 120 Broadway, New York City, New York 10271, 28th Floor ("Monetary") and GINSITE MATERIALS, INC., a Florida Corporation ("Ginsite").

                                R E C I T A L S :

     A. MONETARY and GINSITE executed a Consulting Agreement dated as of the 3rd day of February, 1999 (the "Contract") a copy of which is attached hereto as Exhibit "A".

     B. Pursuant to the Contract, GINSITE delivered two hundred fifty thousand (250,000.00) shares of the common stock of GINSITE (the "Stock") to MONETARY.

     C. GINSITE and MONETARY have agreed to terminate all of the duties, burdens, obligations and agreements of the Contract pursuant to the terms of this Agreement.

     NOW, THEREFORE, for Ten ($10.00) Dollars and other good and valuable considerations the receipt and sufficiency of which is hereby acknowledged, included but not limited to the parties agreement to terminate the Contract, the Parties hereto agree as follows:

     1. Termination. The Contract shall be terminated and be considered null, void and of no effect with all parties being relieved of all benefits, duties, burdens and obligations thereunder immediately upon the execution of this Agreement by GINSITE and MONETARY.

     2. Return of Certain Shares of the Stock. Immediately upon the execution of this Agreement by MONETARY, MONETARY shall deliver to GINSITE (free and clear of all claims, liens and/or encumbrances) one hundred fifty thousand (150,00.00) shares of the Stock (the "Returned Shares"). In the event it is impracticable for MONETARY to deliver the Returned Shares upon the execution of this Agreement then, in such event, MONETARY shall deliver the Returned Shares to GINSITE no later than fifteen (15) days after the date of this Agreement.

     3. Mutual Release. Other than MONETARY's obligation to deliver the Returned Share to GINSITE, MONETARY and GINSITE, and each of their respective officers, directors, control persons and shareholders, and their respective personal representatives, heirs, successors and/or assigns, as applicable, do hereby mutually release, acquit, satisfy and forever discharge each other, individually and corporately, as applicable, from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which they and each of them ever had, now has or shall or may hereafter have, against them and each of them,



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for upon or by reason of any matter, cause or thing whatsoever pertaining to the
Contract, and the agreements or transactions related thereto, and each party hereto agrees to indemnify and hold harmless the other against all loss, cost and expense (including without limitation reasonable attorneys fees) incurred by the other as a result of any claim or action brought against the other by the indemnifying party or another party on its behalf, for any reason whatsoever, other than a breach of this Agreement by the non-identifying party. It is understood and agreed that the foregoing release by GINSITE of MONETARY is subject to and conditioned upon the receipt by GINSITE of the Returned Shares. MONETARY shall be responsible for any costs, damages and the like associated with MONETARY's failure to deliver the Returned Shares including but not limited to loss of value of the Returned Shares and attorneys fees and court costs incurred by GINSITE in enforcing its rights under this Agreement.

     4. Rights of the Parties. Nothing herein express or implied is intended or shall be construed to confer upon or give to any person, firm, corporation or other entity, other than the parties hereto, any rights, remedies or benefits under or by reason of this Agreement.

     5. Counterpart Execution. This Agreement may be executed simultaneously or at different times, and in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute on and the same instrument. This Agreement may be accepted by either or both parties via facsimile, by faxing an executed original of this Agreement to the other party. An executed original of this Agreement submitted to the other party as a facsimile shall be binding upon the party so submitting this Agreement via facsimile.

     6. Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto contain every obligation and understanding between the parties relating to the subject hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

     7. Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

     8. Assignment; Binding Effect. This Agreement may not be assigned by any party without the written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     9. Notices. All notices, demands, claims, consents, approvals or other communications under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid or by overnight courier such as Federal Express or DHL or by telefax with machine printed confirmation report maintained by the sender, to the parties at the following addresses (or at such other address as a party may specify by notice to the others):




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If to the MONETARY to:              MONETARY ADVANCEMENT INTERNATIONAL, INC.
                                    ATT: Raymond Burghard
                                    120 Broadway, 28th Floor
                                    New York City, New York 10271
                                    Telefax No.: 212-732-3400
                                    Telephone No.: 212-406-9266

With required copy to:              H. Glenn Bagwell, Jr., Esq.
                                    3005 Andersen Drive #204
                                    Raleigh, North Carolina, 27609
                                    Telefax No.: 919-785-3116
                                    Telephone No.: 919-785-3113

If to the GINSITE to:               GINSITE MATERIALS, LLC.
                                    ATT: Chief Executive Officer
                                    6781 West Sunrise Boulevard
                                    Plantation, Florida 33313
                                    Telefax No.: (954) 321-9616
                                    Telephone No.: (954) 321-9667

With required copy to:              Richard J. Alan Cahan, Esq.
                                    Becker & Poliakoff, P.A.
                                    5201 Blue Lagoon Drive
                                    Suite 100
                                    Miami, Florida 33126
                                    Telefax No.: 305-262-4504
                                    Telephone No.: 305-262-4433

     10. Severability. In the event that any one or more of the provisions contained in this Agreement is declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

     11. Recitals. The Recitals set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

     12. Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

     13. Jurisdiction; Venue. All suits, actions or proceedings against any party with respect to this Agreement or any judgment entered by any court in respect of the Agreement may be brought in the courts of Broward County, Florida and the parties accept the nonexclusive jurisdiction of those courts for the purpose of all such suits, actions, or proceedings. IN addition, the parties irrevocably waive, to the fullest extent permitted by law, all objections which they may now or hereafter have to the fixing of venue of a suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered



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by any court in  respect  hereof  brought in Broward  County,  Florida  has been brought in an inconvenient forum.

     14. Litigation; Prevailing Party. If litigation is brought with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel for the prevailing party at all trial and appellate court levels.

     15. Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting document shall not, solely as a matter of judicial construction, be construed more severally against one of the parties than the other.

     16. Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any remedies against any other party. Each party hereto shall maintain the right of specific performance and all other equitable remedies which may be applied for on an emergency basis and without bond under any circumstances in order to protect the rights of all parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first hereinabove written.

                             MONETARY ADVANCEMENT INTERNATIONAL, INC.

                             By: /s/ Raymond Burghard, Pres.
                              ------------------------------
                                    (Duly Authorized Officer)

                             GINSITE MATERIALS, INC.

                             By: /s/ Murray Ginsberg, Pres.
                              -----------------------------
                                    (Duly Authorized Officer)




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                                    EXHIBIT A

Monetary Advancement Int'l., Inc.
International Banking Investment Services          Tel (212) 732-3400
                                                   Fax (212) 406-9266



                              Consulting Agreement


        THIS FINANCIAL PUBLIC CONSULTING AGREEMENT, made this 3rd day of February, 1999 by and between Monetary Advancement International, Inc. (Herein after referred to as CONSULTANT) located at 120 Broadway, 28th Floor, New York, New York 10271 and Ginsite Materials, inc. (Herein
        after referred to as COMPANY), located 6781 W. Sunrise Blvd., Plantation, Florida 33313.

        WITNESSETH THAT:

        WHEREAS, the COMPANY requires media and other public relations services and desires to employ CONSULTANT to provide such services as an independent contractor, consultant, and CONSULTANT is agreeable to such employment, and the parties desire a written document formalizing and defining their relation and evidencing the terms of their agreement.

        NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and convenants, the parties have agreed as follows:

1) APPOINTMENT. The COMPANY hereby appoints CONSULTANT as its media and public relations advisor and hereby retains and employs CONSULTANT on the terms and conditions of this agreement. CONSULTANT accepts such appointment and agrees to perform the services upon the terms and conditions of this agreement.

2) TERM. The term of this agreement shall be three months from the date hereof, plus an automatic renewal of three months, unless written notice not to continue the service is received by the consultant 15 days before expiration.

3)   SERVICES.

     A) CONSULTANT shall act, generally, as media and public relations advisor, and it intends to provide the following services:

     B) locate and introduce COMPANY to fund managers, buy-sides analysts and ____________________ retail and institution brokers;

     C)   introduce the COMPANY to the investment and other newsletter writers;


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     D)   arrange  for "paid"  promotional  exposure in radio,  television,  and print media on behalf of the COMPANY;

     E)   produce a feature story on COMPANY and publish same on Stock-Line.Com;


     F) publish a feature story on COMPANY in Wall Street reporter Magazine or a similar publication;

     G) arrange for a quarterly CEO interview on Stock-Line.com, which will also be published in Wall Street reporter Magazine or a similar publication.

     H) disseminate all corporate news announcements on Stock-Line.com and Wall Street Reporter or a similar publication.

4. LIMITATION ON SERVICES. The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations stock exchanges. The National Association of Securities Dealers, Inc., the in- house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly,

               CONSULTANT AGREES:

               1.   CONSULTANT   shall  NOT  release  any   financial  or  other
                    information or data about the COMPANY without the prior consent and approval of the COMPANY.

               2. CONSULTANT shall NOT conduct meetings with analysts without informing the COMPANY in advance of the proposed meeting and the format or agenda of such meeting and the COMPANY may elect to have a representative of the COMPANY attend at such meeting.

               3. CONSULTANT shall not release any information or data about COMPANY to any selected or limited person(s), entity, or group if CONSULTANT is aware that such information has not been generally released or promulgated.

               4. After notice by the COMPANY of filing of a proposed public offering of securities of the COMPANY, and during any period of restriction on publicity, CONSULTANT shall not engage in any public relations efforts not in the normal course without approval of counsel for the COMPANY and of counsel for the Underwriter(s), if any.

5)   DUTIES OF COMPANY.

               (a) COMPANY shall supply CONSULTANT, on a regular and timely basis, with all approved data and information about the COMPANY, its management, its products, and its operations


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                    and COMPANY shall be responsible for advising  CONSULTANT of any facts which would affect the accuracy of any prior data and information previously supplied to CONSULTANT so that CONSULTANT may take corrective action.

               (b) COMPANY shall promptly supply CONSULTANT with: copies of all filings with all federal and state securities agencies; full and complete copies of shareholder reports and communications whether or not prepared with CONSULTANT's assistance; all data and information supplied to any financial community, and all produce/service brochures, sales materials, etc.

               (c) COMPANY shall promptly notify CONSULTANT of the filing of any registration statement for the sale of securities and of any other event that triggers of results in any restrictions on publicity.

               (d) COMPANY shall contemporaneously if any information or data being supplied to CONSULTANT has not been generally released or promulgated.

6)     REPRESENTATION AND INDEMIFICATION

               (a) The COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information and data which it supplied to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will reply on such continuing representation in disseminating such information and otherwise performing it's public relation functions.

               (b) CONSULTANT, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of material, information and data supplied by the COMPANY.

               (c) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from, any claims, CONSULTANT's reliance upon the accuracy and continuing accuracy of such facts, material, information and data, duties and obligations hereunder.

7) COMPENSATION. The COMPANY agrees to pay 250,000 freely traded shares of it's common stock at the time of signing this agreement.

8)  RELATIONSHIP   OF  PARTIES.   CONSULTANT  is  an  independent   contractor,
     responsible for compensation of its agents employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other. (i) TERMINATION. This agreement may not be terminated by either party prior to the expiration of the term provided in paragraph 2 above except as follows:

     (a) Upon failure of the other party to cure a default under, or a breach of, this agreement within ten days after written notice is given as to such or breach by terminating party;

     (b) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

     (c) Upon the other party having or applying for a receiver appointed for all a substantial part of such party's assets or business. Nothing in this section preludes either party from terminating this agreement at the end of each three-month period.

9) ATTORNEY'S FEES. Should either party default in the terms or conditions of this agreement and suit be filed as result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default all costs and reasonable attorney's fees, expense and court costs through trial and appeal.

10) WAIVER OF BREACH. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

1l) ASSIGNMENT. The rights and obligation of the parties under this agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties.

12) NOTICES. Any notice required or permitted to be given under this agreement shall be sufficient if in writing, and if sent by certified mail; return receipt requested, to the principal office of the party being notified.

13) OTHER. Both parties to this agreement agree that signature sent by facsimile transmission are legally binding.

14) ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharged is sought. This agreement shall be governed for all purposes by the laws of the state of New York. If any provision of this agreement shall be deemed unenforceable, such provision alone shall e severed from this agreement, the remainder of which shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be bound, have executed this agreement, as of the date first written above.

                                     Monetary Advancement Int'l, Inc.

                                        By: /s/Raymond Burghard
                                        ------------------------
                                        Raymond Burghard
                                        President

Agreed to by:

/s/ Murray Ginsberg, Pres.
--------------------------
Ginsite Materials, Inc.

6 month agreement /s/M.G.